UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: January 19, 2011

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2011, China North East Petroleum Holdings Limited (the “Company”) through its subsidiary, Songyuan North East Oil Technical Services Co. Ltd. (“Songyuan Technical”), entered into a Share Transfer Agreement with the shareholders (the “Shareholders”) of Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd. (“Shengyuan”), dated January 19, 2010 (the “Share Transfer Agreement), to acquire 100% of the equity interests in Shengyuan (the “Acquisition”).

Shengyuan is a limited liability company incorporated in Sunite Right Banner, Inner Mongolia in the People’s Republic of China with exclusive oilfield exploration and drilling rights to the Durimu oilfield in Inner Mongolia.

The total purchase price for Shengyuan is valued at approximately $43.4 million consisting of RMB 70 million (approximately US$10.6 million) in cash and 5,800,000 shares of the Company’s common stock (the “Acquisition Shares”).  The Acquisition Shares will be issued pursuant to a Share Issuance Agreement by and among the Company, Bellini Holdings Management Ltd., a company organized by the Shareholders under the laws of the British Virgin Islands (“Bellini”), and the Shareholders dated January 19, 2011 (the “Share Issuance Agreement”). The cash consideration will be paid to the Shareholders at closing.  Bellini is an entity fully controlled by the Shareholders and designated by the Shareholders to receive the Acquisition Shares.

Completion of the Acquisition is subject to certain terms and closing conditions set forth in the Share Transfer Agreement and the Share Issuance Agreement, including that Shengyuan obtain approval of the transfer of the Shareholders’ equity interest in Shengyuan to Songyuan Technical from all relevant governmental authorities, and other customary closing conditions.

The foregoing summary of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Share Transfer Agreement and Share Issuance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.  The Acquisition Shares will be issued pursuant to the provisions of Regulation S of the Securities Act of 1933, as amended (the “Act”).  The Company did not engage in a distribution of this issuance in the United States. Each of the shareholders of Shengyuan represented that they were not “U.S. persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a U.S. person.

Item 8.01 Other Events

On January 20, 2011, the Company issued a press release announcing the Acquisition.

A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.  The description of the Press Release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Form of Share Transfer Agreement by and between Songyuan North East Oil Technical Services Co., Ltd. and the Shareholders of Sunite Right Banner Shengyuan Oil and Gas Technology Development Co. Ltd. dated January 19, 2011.

10.2	Form of Share Issuance Agreement by and among the Company and Bellini Holdings Management Ltd. and its shareholders dated January 19, 2011.
99.1	Press release of the Company issued on January 20. 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: January 20, 2011	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer